EXHIBIT 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS
THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS (“Agreement”) is entered into by and between Glenn A. Weinman (“Employee”), on the one hand, and American Apparel, Inc., a Delaware corporation (the “Company”), on the other hand.
WHEREAS, Employee has been employed by Company as Executive Vice President, General Counsel and Secretary, pursuant to an employment agreement dated January 27, 2009 (the “Employment Agreement”); and
WHEREAS, Company and Employee have mutually agreed to terminate the Employment Agreement and the employment relationship and to resolve fully and finally any and all claims arising from the Employment Agreement and the employment relationship as set forth herein;
NOW THEREFORE, in consideration of the covenants and promises contained herein and conditioned upon Employee executing and returning to Company one (1) original of this Agreement, Employee and Company agree as follows:
1.Notice of Termination of Employment Agreement and Employment Relationship:

As of the close of business on May 16, 2014 (the “Separation Date”), Employee’s employment and the Employment Agreement shall terminate and the Employment Agreement shall be of no further force or effect, except that the parties’ rights and obligations under Sections 9 (“Confidentiality and Proprietary Rights”), 14 (“Arbitration”), 15 (“Injunctive Relief”), and 21 (“General 409A Compliance”) and shall remain in full force and effect. Employee expressly acknowledges and agrees that his termination is effective May 16, 2014. Employee further expressly acknowledges and agrees that, as of the Separation Date, and except as provided in Paragraph 2 below, no additional payments of any kind shall be made to him in consideration for entering into this Agreement and that no other monies, vacation or other payments or benefits of any kind shall be owed to him.
2.Pay and Benefits:

a.Employee acknowledges that on or before the date of signature of this Agreement, he was paid all wages, including compensation for unused vacation, earned or accrued through the Separation Date, and no other wages, vacation pay or other payments, benefits or compensation of any kind whatsoever are owed to him or will be paid to him by Company excepting the sums payable pursuant to Paragraph 2.b. through 2.g. below.

b.During the year after the Separation Date (the “Continuation Period”), Company shall pay Employee the total amount of one (1) year’s salary of $413,712, minus applicable payroll taxes and withholdings, in accordance with the payroll practices of Company at the time of payment.

c.Company shall pay to Employee the following as his target annual performance bonus: (i) for 2014, $310,284, minus applicable payroll taxes and withholdings, and (ii) for 2015, $114,763, minus applicable payroll taxes and withholdings. These bonus payments shall be made in respect of each calendar year at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan, but in no event later than March 31, 2015 for the 2014 bonus and March 31, 2016 for the 2015 bonus.

d.Employee is entitled to reimbursement for those necessarily incurred and reasonable business expenses incurred by him through the Separation Date, which expenses are to be reimbursed pursuant to the Company’s policies, as long as a written request for such reimbursement, with appropriate documentation, is submitted in accordance with Company policy.

e.During the Continuation Period, Employee will be eligible to continue to participate in the medical, dental and insurance plans and arrangements described in Section 5 of the Employment Agreement, on the same terms and conditions as are in effect immediately prior to the Separation Date, until the earlier to occur of (i) the last day of the Continuation Period and (ii) such time as Employee is entitled to comparable benefits provided by a subsequent employer. Anything herein to the contrary notwithstanding, Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement. If, during the Continuation Period, Employee is precluded from participating in a plan or program by its terms or applicable law or if Company for any reason ceases to maintain such plan or program, Company shall provide Employee with compensation or benefits the aggregate value of which, in the reasonable judgment of Company, is no less than the aggregate value of the compensation or benefits that Employee would have received under such plan or program had he been eligible to participate therein or had such plan or program continued to be maintained by Company.

f.As of Separation Date, all stock grants awarded to Employee by Company shall become 100% vested. Company hereby waives its rights under Section 8(b) of the applicable stock award agreement.

g.As of the expiration of the Revocation Date set forth in Paragraph 3(c) below, Company shall give Employee the desktop computer, laptop computer, scanner, printer, iPhone, and iPad issued to him as of the Separation Date. The Company will be entitled to perform a complete copy of the data on the above before the same are released to Employee. As of the expiration of the Revocation Date, Company also shall forgive the advance purchases of non-refundable tickets purchased for Company travel that Employee has already been reimbursed for by Company.

h.Notwithstanding anything to the contrary in this Agreement, the right of Employee to receive payments provided for in this Paragraph 2 shall be subject to all applicable legal requirements with respect to the withholding of taxes.

i.Except as provided herein or as may be provided under the terms of any applicable grants to Employee, under any plan or arrangement in which Employee participates or except as may be otherwise required by applicable law, including, without limitation, the provisions of Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the “Code”), Employee shall have no right under this Agreement or any other agreement to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after the Separation Date.

j.Employee acknowledges, understands and agrees that, except as set forth herein, as of the Separation Date, he will not be eligible to receive and will not receive any other payments or benefits from the Company.

k.Employee shall have no duty of mitigation with respect to amounts payable to him or benefits he is entitled to pursuant to Paragraph 2(b)-2(f) above. Notwithstanding the foregoing and consistent with Paragraph 2(e) above, Employee shall promptly inform Company of when he becomes entitled to comparable benefits provided by a subsequent employer.

3.Release and Discharge of Claims:

a.In consideration of the covenants undertaken herein by the Company, and to the fullest extent permitted by law, Employee hereby covenants not to sue and fully releases and discharges American Apparel, Inc., all of its divisions, and all of its parent, related, successor, predecessor-in-interest, subsidiary and affiliated companies and entities, and each of their respective officers, directors, shareholders, partners, limited partners, agents, employees, representatives, independent contractors, payroll companies, attorneys, insurers, licensees and assigns, past and present, (all of which and whom are collectively referred to as “Company Releasees”), with respect to and from, any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Employee now owns or holds, or previously owned or held, or may in the future hold against said Company Releasees, or any of them, arising out of, grounded upon, or in any way connected with Employee’s employment relationship with the Company, the termination of that employment, the Employment Agreement, termination of the Employment Agreement, or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Company Releasees, or any of them, committed or omitted prior to the date Employee signs this Agreement (“Claim or Claims”). Employee’s release of any such Claim or Claims includes, but is not limited to, any action arising out of any foreign, federal, state or local constitution, statute, ordinance, regulation, or common law, including, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the California Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the California Government Code, the California Insurance Code, the California Business & Professions Code, the Orders of the California Industrial Welfare Commission regulating wages, hours, and working conditions; any other foreign, federal, state or local law prohibiting employment discrimination or otherwise regulating employment; any Claim or Claims for discrimination, failure to prevent discrimination, retaliation, failure to prevent retaliation, harassment, failure to prevent harassment, assault, battery, misrepresentation, fraud, deceit, invasion of privacy, breach of contract, breach of quasi‑contract, breach of implied contract, an accounting, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, slander, negligent or intentional infliction of emotional distress, violation of public policy, negligent supervision, negligent retention, negligence, or interference with business opportunity or with contracts; and any Claim or Claims for severance pay, vacation pay, commissions, bonus or similar benefit, sick leave, pension, retirement, retirement bonus, holiday pay, life insurance, provided, however, that this release shall not affect any right or claim that may not be waived as a matter of law as more explicitly set forth in Paragraph 3(b) below, and provided further, however, that this release shall not affect any right or claim that Employee may have to health or medical insurance or to reimbursement of health or medical costs already incurred. Employee hereby warrants and represents that there is not now pending any complaint, lawsuit, charge and/or other claim filed by him against Company or any of the Company Releasees, with any court or government agency or entity or arbitration tribunal asserting any Claim or Claims released herein.

b.Employee understands that nothing in this Agreement shall be construed to prohibit him from filing a charge with, or participating in any investigation or proceeding conducted by the EEOC, National Labor Relations Board, and/or any federal, state or local agency.  Notwithstanding the foregoing, Employee hereby warrants and represents that he shall not seek and that he waives any and all rights to recover monetary damages in any charge, complaint, or lawsuit filed by him or by anyone else on his behalf based on events occurring prior to the date of this Agreement.  Employee further understands that this Agreement does not release: (1) any claim for vested benefits under any ERISA plan; (2) any claim that this Agreement has been breached; (3) any claim that cannot be released by private agreement, including, but not limited to, claims for benefits for occupational injury or illness under California workers’ compensation law or claims for unemployment insurance benefits; or (4) any rights to indemnification or coverage under directors and officers liability insurance policies Employee may have under his Employment Agreement, Company’s certificate of incorporation, bylaws, or any indemnification agreement entered into between Employee and Company and any rights Employee may have under any applicable directors and officers insurance policies maintained by Company.  Further, Employee understands that nothing herein prohibits him from bringing claims against Company based on events that occur after the date of this Agreement.

c.Employee expressly acknowledges, understands and agrees that this Agreement includes a waiver and release of all claims which he has or may have under the Age Discrimination In Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). In accordance with the Older Workers Benefit Protection Act, the following terms and conditions apply to and are part of the wavier and release of ADEA claims under this Agreement: (i) This waiver and release of claims under the ADEA does not cover rights or claims that may arise after the date on which Employee signs this Agreement. (ii) Employee has been and is advised to consult an attorney before signing this Agreement. (iii) Employee is granted twenty-one (21) days after he is presented with this Agreement to decide whether or not to sign it and if Employee does not accept this Agreement by delivering to Employer an original of this Agreement signed by Employee prior to the end of such 21-day period, the offer set forth herein shall be deemed withdrawn. (iv) Employee has the right to revoke the waiver and release of claims under the ADEA within seven (7) days of his signing of this Agreement (“Revocation Date”), and this Agreement shall not become effective or enforceable until this revocation period has expired. Revocation may be made by delivering a written notice of revocation to American Apparel, Inc., Attn: John Luttrell, Chief Financial Officer, 747 Warehouse Street, Los Angeles, CA 90021. For revocation to be effective, written notice must be actually received by John Luttrell no later than the close of business on the seventh (7th) calendar day after Employee signs this Agreement. Employee hereby acknowledges and agrees that he is knowingly and voluntarily waiving and releasing his rights and claims only in exchange for consideration (something of value) in addition to anything of value to which he is already entitled.

d.In consideration of the covenants undertaken herein by Employee, and to the fullest extent permitted by law, Company hereby covenants not to sue and fully releases and discharges Employee and his heirs, estate, personal representatives, executors, administrators and assigns, past and present, (all of which and whom are collectively referred to as “Employee Releasees”), with respect to and from, any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Company now owns or holds, or previously owned or held, or may in the future hold against said Employee Releasees, or any of them, arising out of, grounded upon, or in any way connected with Employee’s employment relationship with the Company, the termination of that employment, the Employment Agreement, termination of the Employment Agreement, or any other transactions, occurrences, acts or omissions or any loss, damages or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Employee Releasees, or any of them, committed or omitted prior to the date Employee signs this Agreement (“Claim or Claims”). Company hereby warrants and represents that there is not now pending any complaint, lawsuit, charge and/or other claim filed by it against Employee or any of the Employee Releasees, with any court or government agency or entity asserting any Claim or Claims released herein. Company also warrants and represents that its shall not seek nor be entitled to recovery from Employee or any of the Employee Releases in connection with any Claim or Claims released herein. Notwithstanding the foregoing, this release does not affect any defense, right, claim, or remedy as to any Employee claim excluded from Employee’s release of claims in this Paragraph 3, including without limitation, the exclusion from release of any right or claim that Employee may have to health or medical insurance or to reimbursement of health or medical costs already incurred.

e.As part of the release of claims herein, and not by way of limitation, each party expressly waives all of his or its rights under Section 1542 of the California Civil Code or any similar law of any other jurisdiction. California Civil Code Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each party understands and agrees that he or it may hereafter discover claims or facts in addition to or different from those which he or it, respectively, now knows or believes to be true with respect to the subject matters of this Agreement, but that it is nevertheless each party’s intention by signing this Agreement to fully, finally and forever release any and all claims, whether now known or unknown, suspected or unsuspected, which now exist, may exist, or previously have existed as set forth herein.
4.Return of Company Property: Employee represents and agrees that, prior to signing this Agreement, he has returned to the Company any and all Company property in his possession, custody or control, or in the possession, custody or control of his agents or representatives, including, but not limited to all originals and all copies of Company documents, files, intellectual property and contracts, including those maintained in electronic form, and all other Company property and equipment, including without limitation, cellular telephone, blackberry, laptop computers, files, documents, corporate credit cards, building keys or access cards, and expressly excepting the computers, scanner, printer, iPad, and iPhone referenced in Paragraph 2(g) above. Prior to signing this Agreement, Employee also agrees to provide Employer with any security information (such as passwords and log-in information) which Employee used in connection with Employee’s employment with Employer.

5.Mutual Non-Disparagement:

Company and Employee each may speak to the press in general terms concerning the termination of Employee’s employment with Company, assuming always no violation of the remainder of this Paragraph 5. To the fullest extent permitted by law, Company and Employee hereby agree that Company’s Officers (or employees at their direction) and Employee will not, in any medium (whether in writing or orally), directly or indirectly, to any person or entity at any time issue, circulate, publish or utter any false, defamatory, disparaging, maligning or criticizing statements about, or any statements reflecting adversely or unfavorably on either party, or Company’s products, services, finances, financial conditions, capabilities or any other aspect of the business of the Company, in each case, whether respect to its past or present activities. As such, Company Officers (or employees at their direction) and Employee shall not, directly or indirectly, make any negative or disparaging statements about either Party, or Employee’s employment with, or separation from employment with Company, or do anything that damages Company’s or Employee’s or any of its and/or their services, reputation, financial status, or business relationships. Furthermore, Employee agrees that he will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Company or its affiliates, owners, officers, stockholders, directors, agents, or employees, whether to any current or prospective customer or vendor of Company, the press or any other media, any other business entity or third party, or any current employee of Company. Similarly, Company agrees that its Officers (or employees at their direction) will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Employee, to any person whatsoever. Nothing in this Paragraph 5 shall restrict Employee’s or Company’s ability to make any truthful statements as may be required by law or regulation, including without limitation, in American Apparel’s public filings with the U.S. Securities and Exchange Commission and any other filings or communications under the securities laws or the rules and regulations of the NYSE Amex (or any other securities exchange) or the Financial Industry Regulatory Authority, Inc. Notwithstanding the foregoing, the parties understand and agree that Company’s Officers, for any reason, and Employee, in response to an inquiry from Company’s Board of Directors, are not prohibited from communicating to Company’s Board of Directors in its capacity as Company’s Board of Directors.
6.No Assignment of Claims: Each party represents and agrees that he or it has not assigned or transferred any Claim or Claims released herein, or any portion thereof or interest therein, and agrees to indemnify, defend and hold harmless the other against any and all Claim or Claims based upon, arising out of or in connection with, any such transfer or assignment of any such Claim or Claims or any portion thereof or interest therein. This Agreement and all of its terms shall be binding upon Employee’s heirs, estate, personal representatives, executors and administrators.

7.Further Cooperation: Employee agrees that following the Separation Date and up to the end of the Continuation Period, he shall reasonably cooperate with the Company, if so requested, with respect to the Company’s business affairs, as well as any internal or external investigation, claims or litigation (whether or not currently pending) involving the Company, or any of the Company Releasees, including providing information and assistance and making himself or herself reasonably available for both pre-trial discovery and trial proceedings at no cost to the Company other than that required under statute.

8.Confidentiality:

a.Employee will not initiate and will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution.

b.Employee represents and warrants that he is not in breach of and has fully complied with all terms, conditions and obligations provided under the terms of any written agreements between him and Company relating to confidentiality and/or protection of Company’s confidential information, trade secrets or intellectual property. Employee hereby reaffirms his obligations under any such agreements, and specifically under Section 9 of the Employment Agreement, and acknowledges and agrees that such agreements shall remain in full force and effect notwithstanding the ending of Employee’s employment, whether or not Employee executes this Agreement.

c.Employee acknowledges that Employee has acquired information, in the course of Employee’s employment with Company, regarding the Company Releasees, which constitutes confidential information, and which is and remains the exclusive property of the Releasees. Employee acknowledges that this confidential information could be used to the detriment of the Releasees. Therefore, Employee agrees that Employee shall not divulge to any other person, firm, corporation or legal entity, any confidential information or trade secret (as defined in the California Uniform Trade Secrets Act that appears at Sections 3426-3426.11 of the California Civil Code) of any Releasee, except as required by law. Confidential Information includes, without limitation, that set forth in Section 9 of the Employment Agreement and otherwise any proprietary and confidential information relating to, owned by and regularly used by Employer, or its parent and other affiliated companies, including but not limited to financial information, proprietary information relating to formulas, developmental or experimental work, trade secrets, processes, techniques, technologies, know-how, discoveries, inventions, marketing information including statistical analyses, pricing structures, business strategies, plans for market expansion, information regarding customers, suppliers and distributors, and customer address/contacts lists. Confidential information shall not, however, include any information which is or becomes generally available to the public through disclosure or otherwise.

d.Employee agrees that should he receive, at any time, any inquiry or service of process seeking confidential information as described in this Paragraph 8, he shall notify the Company’s Chief Executive Officer, with a copy to Adam Levin, Mitchell, Silberberg & Knupp LLP, 11377 W. Olympic Boulevard, Los Angeles, CA 90064, within five (5) business days and will cooperate with the Company with respect to any such inquiries or service of process.

e.Employee understands and agrees that this Paragraph 8 is a material provision of this Agreement and that any breach of this Paragraph 8 shall be a material breach of this Agreement.

9.No Admission of Liability: This Agreement shall not in any way be construed as an admission that Company or any of the Company Releasees have acted wrongfully or failed to act lawfully with respect to Employee, or any other person, or that Employee has any rights whatsoever against Company or any of the Company Releasees. Company specifically disclaims any liability to or wrongful acts or omissions against Employee or any other person, on the part of itself, its employees and agents, past and present, and the Company Releasees. Neither this Agreement nor anything in it shall be admissible in any proceeding as evidence of any unlawful or wrongful conduct by Company, or any of the Company Releasees.

10.Severability: Should any part, term or provision of this Agreement, with the exception of the releases embodied in Paragraph 3, be declared or determined by any Court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement and any and all of the other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law. The releases embodied in Paragraph 3 are the essence of this Agreement and should they be deemed invalid or unenforceable, this Agreement may be declared null and void by Employer and any consideration received under this Agreement shall be returned to Employer.

11.Construction of Agreement: Each party has cooperated in the drafting and preparation of this Agreement. This Agreement shall not be construed against any party on the basis that the party was the drafter.

12.Enforcement of this Agreement: Company and Employee agree that any and all disputes, claims or controversies based upon, relating to or arising out of this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to Employee’s employment relationship with Company or any of its subsidiaries or affiliates and/or the termination of that relationship, and/or any other dispute by and between Employee and Company, including any and all claims that the Employee may at any time attempt to assert against the Company and/or any of its parent corporations, successor entities, present and/or former subsidiaries, divisions and affiliate entities, as well as each of their parent and/or former stockholders, directors, officers, employees, attorneys, agents and representatives, shall be submitted to final and binding, confidential arbitration before a single arbitrator in Los Angeles County, California, pursuant to the American Arbitration Association’s (“AAA”) Employment Arbitration Rules and Mediation Procedures, including the Optional Rules for Emergency Measures of Protection (the “Rules”), which can be found at: https://www.adr.org/aaa/faces/rules, provided that the arbitrator shall allow for discovery sufficient to adequately arbitrate any asserted claims, including access to essential documents and witnesses, and otherwise in accordance with California Code of Civil Procedure § 1283.05, and provided further that the Rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law. This provision includes all claims whether arising in tort or contract or under statute or common law. Employee and Company understand that by this arbitration provision, they are voluntarily giving up any right they may have to a judge or jury trial in court. The arbitrator shall be a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, to be mutually agreed upon by the parties. If, however, the parties are unable to agree upon an arbitrator, then an arbitrator, who is a retired judge of the California Superior Court, California Court of Appeal, or United States District Court, shall be selected by AAA in accordance with the Rules. Each party shall be solely responsible for paying its own costs and expenses, including, without limitation, the fees and costs of its own attorneys and the expenses of its witnesses; provided, however, that if either party prevails on a claim which affords the prevailing party an award of attorneys’ fees, then the arbitrator may award reasonable attorneys’ fees to the prevailing party, consistent with applicable law. The arbitrator shall have the authority to grant all monetary or equitable relief, including, without limitation, costs to the prevailing party where authorized by law. To the extent required by applicable law, Employee’s responsibility for paying the fees and costs of the arbitration forum shall be limited to those he would have incurred if proceeding in a court of law, rather than through arbitration.  In all other instances, including without limitation, for claims arising out of or relating to this Agreement, the parties’ responsibility for paying the fees and costs of the arbitral forum shall be determined consistent with applicable law and in accordance with AAA’s Rules. The arbitrator shall issue a written decision and award supported by essential findings of fact and conclusions of law in order to facilitate judicial review.  Said award and decision shall be issued within thirty (30) days of the completion of the arbitration. Consistent with applicable law, review and/or judgment in a court of competent jurisdiction may be had on said decision and award of the arbitrator. For these purposes, the parties agree to submit to the jurisdiction of the state and federal courts located in Los Angeles County, California. To the extent the terms of this provision vary from those in Section 14 of the Employment Agreement, the terms in this Paragraph 12 prevail.
This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed in California, without regard to principles of conflict of laws.
13.Entire Agreement: This Agreement, including those provisions of the Employment Agreement that survived its termination as set forth in Paragraph 1, above, contains the full and complete understanding and agreement between Employee and the Company with respect to the within subject matter; supersedes all other agreements between Employee and the Company, if any, whether written or oral; and may not be modified or amended except by a written instrument executed by both parties hereto. This is an integrated document.

14.Counterpart Execution and Use of Photocopies: This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

15.Effect of Waiver of Breach: No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

16.Paragraph Descriptions: The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not to be considered part or terms of this Agreement.

17.Consultation with Counsel: Employee acknowledges that he has carefully read and fully understands this Agreement, and that he has had the opportunity to raise with the Company any questions, concerns or issues he may have in connection with the Agreement, or its terms. Employee further acknowledges that he has had the opportunity, and taken it to the extent he deemed appropriate and necessary, to consult legal counsel of his choice, in connection with this Agreement and consents to all of the terms and provisions contained herein knowingly, voluntarily and without any reservation whatsoever.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
GLENN A. WEINMAN

__________________________________    Dated: ____________
AMERICAN APPAREL, INC.

By: _______________________________    Dated: ____________

Its: Chief Financial Officer